                                                                   EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT




                  Name                                                State of Incorporation
                  ----                                                ----------------------
          Havertys Capital, Inc.                                               Nevada

          Havertys Credit Services, Inc.                                       Tennessee

          Havertys Enterprises, Inc.                                           Nevada